[EXHIBIT 5.2]

                           STEWART A. MERKIN
                     444 BRICKELL AVE., SUITE 300
                          MIAMI, FLORIDA 33131
(305)357-5556                                          Fax (305) 358-2490
merkin@merkinlaw.net                                   www.merkinlaw.net



August 16th, 2006

Board of Directors
Med Gen,Inc.
7284 W. Palmetto Park Road, Suite 207
Boca Raton, Florida 33433

Gentlemen:

We are counsel to Med Gen, Inc. (the "Company") and we have acted as counsel for our Company in connection with the preparation of the Registration Statement on Form SB-2 to be filed by our Company with the Securities and Exchange Commission for the registration under the Securities Act of 1933, as amended, of a self-underwritten "best-efforts" offering of 300,000,000 presently issued and outstanding shares of our Company's common stock,par value $0.001 per share (the "Shares").

For purposes of rendering this opinion, we have made such legal and factual examinations as we have deemed necessary under the circumstances and, as part of such examination, we have examined, among other things, originals and copies, certified or otherwise, identified to our satisfaction, of such documents, corporate records and other instruments as we have deemed necessary or appropriate. For the purposes of such examination, we have assumed the genuineness of all signatures on original documents and the conformity to original documents of all copies submitted to us.

On the basis of and in reliance upon the foregoing examination and assumptions, we are of the opinion that assuming the Registration Statement shall have become effective pursuant to the provisions of the Securities Act of 1933, as amended, the Shares, when issued in accordance with the Registration Statement, will be validly issued, fully paid and non-assessable under the laws of the state of Nevada.

We hereby consent to the filing of this opinion as an Exhibit to the Registration Statement and to the reference to this firm under the caption "Legal Matters" in the prospectus included in the Registration Statement.

Very truly yours,

Law Office of Stewart A. Merkin, Esq.


By: /s/ Stewart Merkin